                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                                              File No. 0-22001
[X]   Filed by the Registrant

[ ]   Filed by a Party other than the Registrant

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                             DELTEK SYSTEMS, INC.
               (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

            N/A
   ------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:

            N/A
   ------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:(1)

            N/A
   ------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:

            N/A
   ------------------------------------------------------------------

5)    Total fee paid:     $______________

[ ]   Fee paid previously with preliminary materials.

--------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

1)    Amount Previously Paid:

      ------------------------------------------------------------------

2)    Form, Schedule or Registration Statement No.:

      ------------------------------------------------------------------

3)    Filing Party:

      ------------------------------------------------------------------

4)    Date Filed:

      ------------------------------------------------------------------

                             DELTEK SYSTEMS, INC.


May 1, 1998

Dear Deltek Shareholder:

You are cordially invited to attend the 1998 annual meeting of shareholders of Deltek Systems, Inc. ("Deltek") on Thursday, May 28, 1998. The meeting will begin promptly at 10:00 a.m. local time, at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia.

The following items are included with this letter: (1) the official notice of the meeting, (2) the proxy statement, (3) the proxy form, (4) the 1997 Annual Report on Form 10-K, (5) Corporate Overview and (6) reservation request form. The matters listed in the notice of meeting are described in detail in the proxy statement. The annual report includes a financial review of Deltek's performance in 1997.

If you plan to attend the annual meeting, please complete and return to Deltek the meeting reservation request form.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

Sincerely,


Kenneth E. deLaski
President and Chief Executive Officer

                              DELTEK SYSTEMS, INC.
                          Principal Executive Offices:
                              8280 Greensboro Drive
                                McLean, VA 22102


                            NOTICE OF ANNUAL MEETING
                             To be held May 28, 1998

      The 1998 annual meeting of shareholders (the "Annual Meeting") of Deltek Systems, Inc., a Virginia corporation (the "Company" or "Deltek") will be held at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia, on Thursday, May 28, 1998, at 10:00 a.m. local time, and thereafter as it may from time to time be adjourned for the following purposes:

      1. To elect one Class I Director for three years or until his successor has been duly elected and qualified;

      2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its current fiscal year; and

      To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      Holders of record of Deltek common stock on April 22, 1998, are entitled to notice of and to vote at the Annual Meeting.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BOSTON EQUISERVE LP, P.O. BOX 1865, BOSTON, MA 02105-1865.

                                          By order of the Board of Directors,


                                          Alan R. Stewart
                                          Secretary

McLean, Virginia
May 1, 1998

                             DELTEK SYSTEMS, INC.
                         Principal Executive Offices:
                            8280 Greensboro Drive
                               McLean, VA 22102


                               PROXY STATEMENT


                             GENERAL INFORMATION

      This proxy statement and the accompanying proxy card and 1997 annual report are furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Deltek Systems, Inc. ("Deltek" or the "Company") for the annual meeting of shareholders to be held on Thursday, May 28, 1998, at 10:00 a.m., or at any adjournments thereof, at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia (the "Annual Meeting"). These proxy materials are first being sent to shareholders on or about May 1, 1998. Only shareholders of record on April 22, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting.

VOTING OF PROXIES

      Your vote is important. Shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, you are urged to sign, date and return the accompanying proxy card.

      When the enclosed proxy card is properly signed, dated, and returned, the stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of Deltek common stock will be voted as recommended by the directors: "FOR" the election of the nominee for director named on the proxy card (Item No. 1), and "FOR" the ratification of the independent auditors appointed by the Board (Item No. 2).

      You may revoke your proxy at any time before it is exercised by (a) delivering to the Company's secretary at the Company's principal executive offices either (i) written notice of revocation of the proxy or (ii) a duly executed later-dated proxy, or by (b) voting by ballot at the Annual Meeting.

VOTES REQUIRED

      The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltek common stock outstanding on the Record Date is necessary to have a quorum for the Annual Meeting. Abstentions and broker "non-votes" are counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of Deltek common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Less than a quorum may adjourn a meeting.

      As of the Record Date, 17,153,668 shares of Deltek common stock were outstanding (which include 80,000 shares which were repurchased by the Company in 1997 and which the Company intends to retire). Each shareholder is entitled to one vote on each item at the Annual Meeting, in person or by proxy, for each share of common stock held of record by such shareholder on the Record Date. Election of the nominee for the Board (Item No. 1) will require the plurality of the votes cast by shares entitled to vote in the election. Should the nominee become unavailable to accept nomination or election as a director, the individuals named as proxies on your proxy card will vote the shares represented by your proxy card for the election of such other person as the Board may recommend. The Board knows of no reason why the nominee will be unavailable or unable to serve. Ratification of the appointment of independent auditors (Item No. 2) will be approved if the votes cast favoring ratification exceed the votes cast in opposition. Proxies solicited by the Board will be voted "FOR" each item, unless otherwise instructed on your proxy card. Shares not voted by abstention and broker non-votes will not be counted either for or against an item, and such abstentions and broker non-votes will not affect the outcome of the vote on such item.

SOLICITATION OF PROXIES

      Solicitation of proxies may be made by use of the mails, and may also be made in person or by telephone or other electronic communications. The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

ANNUAL MEETING ATTENDANCE

      Admission to the Annual Meeting is limited to shareholders of record or their proxy, beneficial owners of Deltek common stock having evidence of ownership, and guests of Deltek. If you are a registered owner of Deltek common stock and plan to attend the Annual Meeting in person, please complete and return to Deltek's Corporate Secretary the meeting reservation request form printed on the back of this proxy statement. Shareholders who have not obtained a reservation for the Annual Meeting will be admitted upon verification of ownership at the Annual Meeting. Results of the Annual Meeting will be included in Deltek's next quarterly report filed with the Securities and Exchange Commission.

PROCEDURE FOR SHAREHOLDER PROPOSALS AND NOMINATIONS

      The Board currently performs the functions of a nominating committee, and will consider director nominees recommended by shareholders for election at an annual meeting, in accordance with the procedures set forth in the Company's Bylaws. Under the Bylaws, written notice of a shareholder's intent to make such a nomination generally must be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's proxy statement was released to the shareholders in connection with the previous year's annual meeting of shareholders. The notice must contain the information required by the Company's Bylaws.

      The Bylaws also provide that no business shall be conducted at any meeting of shareholders unless specified in the notice of the meeting (or any supplement thereto) by or at the direction of the Board, otherwise brought before the meeting by or at the direction of the Board, or properly brought before the meeting by a shareholder of the Company who complies with certain notice procedures set forth in the Bylaws. These requirements are separate and apart from, and in addition to, the Security and Exchange Commission's requirements for the inclusion of a shareholder's proposal in the Company's proxy statement.

      The Company's Bylaws are incorporated herein by this reference. A copy of the Bylaws may be obtained by following the instructions set forth on the last page of this proxy statement.

DISSENTERS' RIGHTS OF APPRAISAL

      The Board has not proposed any action for which the laws of the State of Delaware, the Certificate of Incorporation or By-Laws of the Company provide a right of a shareholder to dissent and obtain payment for shares.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Proposals of shareholders intended to be presented at the 1999 annual meeting must be received by the Company's secretary at the Company's principal executive offices no later than December 21, 1998, for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's 1999 proxy materials.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

      The Board does not know of any matters which will be brought before the 1998 Annual Meeting other than those specifically set forth in the notice of meeting and this proxy statement. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will vote in accordance with their best judgment.


                                  PROPOSAL 1
                        TO ELECT ONE CLASS I DIRECTOR
                    TO SERVE FOR THREE YEARS OR UNTIL HIS
                SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

      The Company's Board currently consists of Kenneth E. deLaski, Donald deLaski, Robert E. Gregg, Darrell J. Oyer and Charles W. Stein. The Company's Articles of Incorporation and Bylaws provide that, commencing with the 1997 annual meeting of shareholders, the Board shall be divided into three classes with each class containing one third of the total number of directors, as nearly equal in number as possible. At the 1997 Annual Meeting, a director of the first class (Class I), Charles W. Stein, was elected to hold office for a term expiring at the 1998 annual meeting of shareholders, directors of the second class (Class II), Donald deLaski and Darrell J. Oyer, were elected to hold office for a term expiring at the 1999 annual meeting of shareholders, and directors of the third class (Class III), Kenneth E. deLaski and Robert E. Gregg, were elected to hold office for a term expiring at the 2000 annual meeting of shareholders.

      The Board has concluded that the re-election of Charles W. Stein as a Class I director is in the best interest of the Company and recommends approval of his election. Biographical information concerning Mr. Stein can be found under "Executive Officers and Directors." The remaining directors will continue to serve in their positions for the remainder of their terms.


                       EXECUTIVE OFFICERS AND DIRECTORS

      The Company's executive officers and directors are as follows:


NAME                       AGE     POSITION
----                       ---     --------

Kenneth E. DeLaski.........40      President, Chief Executive Officer and Director

Donald deLaski.............66      Chairman of the Board of Directors and Treasurer

Eric F. Brown..............33      Executive Vice President, Technical Operations

Alan R. Stewart............43      Chief Financial Officer and Secretary

Robert E. Gregg............50      Director

Darrell J. Oyer............57      Director

Charles W. Stein...........57      Director and Class I Director Nominee

      Kenneth E. deLaski was a co-founder of the Company in November 1983 and has served as a director since its inception. Mr. deLaski also has served as the Company's President since May 1990 and as its Chief Executive Officer since February 1996. From May 1990 to February 1996, he served as the Company's Chief Operating Officer. Mr. deLaski is a certified public accountant. Kenneth E. deLaski is the son of Donald deLaski, Chairman of the Board of Directors and Treasurer of the Company.

      Donald deLaski was a co-founder of the Company in November 1983 and has served as Chairman of the Board of Directors and Treasurer since its inception. Mr. deLaski also served as the Company's Chief Executive Officer from its inception until February 1996. Mr. deLaski is a certified public accountant. Donald deLaski is the father of Kenneth E. deLaski, President and Chief Executive Officer of the Company.

      Eric F. Brown was a co-founder of the Company in November 1983. He has served as the Company's Vice President, Technical Operations since May 1990, and as Executive Vice President since January 1997. Prior to May 1990, Mr. Brown held various technical and management positions with the Company, including management of the Company's Technical Services Division, which provides custom programming services to the Company's customers, and various of the Company's product groups responsible for development and maintenance of the Company's core software products.

      Alan R. Stewart joined the Company in July 1992 as Chief Financial Officer and has served as its Secretary since February 1996. From March 1991 until July 1992, he was employed as Director of Accounting at BTG, Inc., a government contractor. Prior to March 1991, Mr. Stewart held positions as a senior accountant with Touche Ross and Co., as assistant Controller of C3, Inc., as Controller and Treasurer of Tempest Technologies, Inc. and as a staff accountant with the U.S. Securities and Exchange Commission. Mr. Stewart is a certified public accountant.

      Robert E. Gregg has served as a Director of the Company since September 1986. He has been a shareholder in Hazel & Thomas, P.C., counsel to the Company, since Hazel & Thomas' inception in 1987.

      Darrell J. Oyer became a director of the Company immediately following the closing of the Company's initial public offering in February 1996. Since June 1991, Mr. Oyer has served as President of Darrell J. Oyer and Company, a consulting company. Mr. Oyer is a certified public accountant.

      Charles W. Stein became a director of the Company on April 1, 1997. From February 1987 until January 1997, Mr. Stein served as President and Chief Executive Officer of Netrix Corporation, a wide area network product and systems company. Mr. Stein also was a member of Netrix's Board of Directors and was serving as its Chairman when he resigned from the board on March 31, 1997. Mr. Stein currently is a director of Trusted Information Systems, Inc.

      Deltek's executive officers are appointed annually by, and serve at the discretion of, the Board. Each executive officer is a full-time employee of the Company. Other than the relationship between Donald deLaski and Kenneth E. deLaski, there are no family relationships between any director or executive officer of the Company.

THE BOARD OF DIRECTORS

      The Board is responsible for overseeing the overall performance of the Company. Members of the Board are kept informed of the Company's business through discussions with the Chairman and other members of the Company's management and staff, by reviewing materials provided to them and by participating in board and committee meetings. During 1997, the Board acted primarily by unanimous written consent, but also met eight times.

COMMITTEES OF THE BOARD

      The Company has audit and compensation committees, but not a nominating committee, of the Board. The Audit Committee, appointed in April 1997, is responsible for reviewing with management the financial controls, accounting, credit and reporting activities of the Company. The Audit Committee reviews the qualifications of the Company's independent auditors, makes recommendations to the Board regarding the selection of independent auditors, reviews the scope, fees and results of any audit, and reviews non-audit services and related fees provided by the independent auditors. The members of the Audit Committee are Darrell J. Oyer and Charles W. Stein, both of whom are independent directors. One meeting was held during the last fiscal year.

      The Compensation Committee, appointed in April 1997, is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee may also administer the Company's 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. The members of the Compensation Committee are Darrell J. Oyer and Charles W. Stein, both of whom are independent directors. The Compensation Committee acted once by unanimous written consent during the last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company has no interlocking relationships or other transactions involving any of its Compensation Committee members that are required to be reported by the Securities and Exchange Commission rules and no current or former officer of the Company serves on its Compensation Committee.

DIRECTOR COMPENSATION

      Prior to the Company's initial public offering in February 1997, directors received no compensation for their services as members of the Board. Currently directors who are not employees of the Company receive $1,000 for each meeting of the Board or any committee thereof attended in person and $500 for each such meeting attended telephonically, except that if a committee meeting is held on the same day as a meeting of the full Board, the compensation for attendance at such committee meeting is $300. The Company reimburses outside directors for any travel expenses incurred in connection with attending Board or Committee meetings. Each of the outside directors has been granted nonqualified options under the Company's 1996 Stock Option Plan to purchase 8,000 shares of the Company's Common Stock either at the initial public offering price or the closing price on the date immediately prior to the date of the option grant. Directors who are employees of the Company will receive no additional cash compensation for their services as members of the Board of Directors or committees thereof other than reimbursement for travel expenses incurred in connection with attending board and committee meetings.

EXECUTIVE COMPENSATION

    Summary Compensation Information

      The following table sets forth information concerning the compensation earned during the years ended December 31, 1996 and 1997 by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who were serving as executive officers at December 31, 1997 (collectively, the "Named Executive Officers"):

                                                           Long-Term Compensation
                                                           ----------------------
                              Annual Compensation               Awards        Payouts
                       --------------------------------- -----------------------------
                                                                       Securities
                                                    Other   Restricted Underlying                 All Other
   Name and                                        Annual      Stock   Options/      LTIP        Compensa-
   Principal            Year    Salary   Bonus   Compensa-    Awards($)  SARs(#)   Payouts(#)   tion ($)(2)
   Position                      ($)      ($)      tion ($)     (1)
--------------------- -------- ------- --------- ---------- ----------- --------   ----------   ------------

Kenneth E. deLaski,    1997       161,413    --       --         --         --       --             4,000
President and Chief    1996       156,667    --       --         --         --       --             4,000
Executive Officer

Donald deLaski,        1997       109,198    --       --         --         --       --             4,000
Chairman and           1996       135,013    --       --         --         --       --             4,000
Treasurer

Eric F. Brown,         1997       132,813    --       --         --         --       --             4,000
Vice President,        1996       126,667    --       --         --     30,000       --             4,000
Technical Operations


Alan R. Stewart        1997       101,417    --    122,537(3)    --     15,000       --             4,000
Chief Financial        1996       104,362    --       --         --         --       --             4,000
Officer and Secretary

-------------------

(1) The Named Executive Officer did not hold restricted stock awards as of the end of the fiscal year. The number and value of the aggregate restricted stock holdings for Messrs. K. deLaski, D. deLaski, Brown and Stewart at the end of the last fiscal year, based on the closing bid price of the Company's Common Stock on the Nasdaq National Market on December 31, 1997, were 4,161,000, 4,712,800, 444,200, and 12,250 shares, respectively, with values of $65,797,893, $74,523,506, $7,024,135, and $193,709,
      respectively, without giving effect to the consideration paid by the Named Executive Officer.

(2) Does not include pro rata distributions of S Corporation dividends to the individual as a shareholder. Includes for each individual for 1996 and 1997 a 401(k) plan profit sharing contribution of $4,000. Does not include other prerequisites and personal benefits the aggregate amount of which did not exceed 10% of the total annual salary and bonus reported for the Named Executive Officer.

(3) Represents the dollar value of non-cash compensation from the exercise of options to convert to Common Stock during the fiscal year.


    Option Grants in Last Fiscal Year

      The following table sets forth information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1997 to the Named Executive Officers.


                                                                                POTENTIAL
                                                                               REALIZABLE
                                                                            VALUE AT ASSUMED
                                          INDIVIDUAL GRANTS                  ANNUAL RATES OF
                                          -----------------                    STOCK PRICE
                                                                            APPRECIATION FOR
                                                                             OPTION TERM(2)
                                                                             --------------
                           NUMBER OF    % OF TOTAL
                            SHARES      OPTIONS
                          UNDERLYING   GRANTED TO    EXERCISE
                           OPTIONS    EMPLOYEES IN   PRICE PER   EXPIRATION
NAME                       GRANTED    FISCAL YEAR(1)   SHARE       DATE        5%       10%
----                       -------    --------------   -----       ----        --       ---

Kenneth E. deLaski            --           --          --             --       --       --

Donald deLaski                --           --          --             --       --       --

Eric F. Brown                 --           --          --             --       --       --


                          10,000         2.88        11.00         1/24/07    69,178   175,311
Alan R. Stewart            5,000         1.44        17.00         6/30/07    53,456   135,468
----------------------

(1) The Company granted options to purchase an aggregate of 347,000 shares of the Company's Common Stock to employees during the year ended December 31, 1997.

 (2) The potential realizable value is based on the term of the option at the time of grant (ten years). Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependant on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the date hereof.

    Option Exercises and 1997 Fiscal Year-End Option Values

      The following table sets forth information concerning the exercise of stock options during the year ended December 31, 1997 and the value of options held as of such date by the Named Executive Officers:

                  NUMBER OF                        NUMBER OF SECURITIES                      VALUE OF UNEXERCISED
                   SHARES                         UNDERLYING UNEXERCISED                    IN-THE-MONEY OPTIONS AT
                  ACQUIRED                     OPTIONS AT DECEMBER 31, 1997                   DECEMBER 31, 1997(2)
                    UPON       VALUE           ----------------------------                  --------------------
NAME              EXERCISE   RECEIVED(1)     EXERCISABLE        UNEXERCISABLE          EXERCISABLE        UNEXERCISABLE
----              --------   -----------     -----------        -------------          -----------        -------------
Kenneth E. deLaski  --           --              --                  --                     --                --

Donald deLaski      --           --              --                  --                     --                --

Eric F. Brown       --           --             6,000              24,000                 70,878            283,512

Alan R. Stewart    16,800     122,537           2,000              20,200                  9,626            123,558

---------------
(1) "Value Realized" represents the fair market value of the underlying Common Stock on the exercise date minus the aggregate exercise price of such options.

(2) Based upon the closing bid price on Nasdaq of the Company's Common Stock as of December 31, 1997 of $15.813 per share, minus the aggregate exercise price of such options.

     1996 Stock Option Plan

      Deltek's 1996 Stock Option Plan (the "1996 Option Plan") was adopted by the Company's Board in November 1996 and approved by the Company's shareholders in December 1996. A total of 900,000 shares of Common Stock have been reserved for issuance under the 1996 Option Plan. The 1996 Option Plan will be administered by the Board or a committee thereof. The 1996 Option Plan provides for grants of "incentive stock options," within the meaning of Section 422 of the Code, to employees (including officers and employee directors), and for grants of nonstatutory options to employees, non-employee directors and consultants. The 1996 Option Plan will terminate in December 2006, unless terminated sooner by the Board.

      The exercise price of stock options granted under the 1996 Option Plan must be not less than the fair market value of the Common Stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the Common Stock on the date of grant, and the term of the option must not exceed five years. The terms of all other options may not exceed ten years. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000. The Board or any committee administering the 1996 Option Plan has discretion to determine exercise schedules and vesting requirements, if any, of all option grants under the 1996 Option Plan.

      Options to purchase an aggregate of 347,000 shares were granted under the 1996 Option Plan, at exercise prices ranging from $8.00 per share to $22.50 per share.

     Employee Time Accelerated Stock Option Plan

      Deltek's Time Accelerated Stock Option Plan (the "Accelerated Plan") was adopted by the Company's Board and approved by its shareholders in April 1996. A total of 1,500,000 shares of Common Stock originally were reserved for issuance under the Accelerated Plan. In December 1996, the Company's Board reduced the number of shares of Common Stock reserved for issuance under the Accelerated Plan to 679,500, the number of shares of Common Stock issuable upon the exercise of options then outstanding. The Accelerated Plan provides for grants of nonstatutory options to key employees of the Company. The Accelerated Plan was discontinued at the time of the adoption of the 1996 Option Plan, and no additional options will be granted under the Accelerated Plan. Options previously granted under the Accelerated Plan will continue to be governed by the terms of the Accelerated Plan, which will be administered by the Board.

      The exercise price of options granted under the Accelerated Plan must be not less than the fair market value of the Common Stock on the date of grant. The term of options granted under the

Accelerated Plan is ten years, subject to certain exceptions. All of the options granted under the Accelerated Plan become exercisable on January 1, 2004. However, upon the occurrence of certain events, including a public offering of the Company's Common Stock, such options will thereafter become exercisable pursuant to a five-year vesting schedule beginning on the date of grant. Any options that are fully vested at the time an optionee's employment with the Company terminates for any reason (other than death, disability or retirement) terminate three months after the date of termination unless earlier exercised.

      As of December 31, 1997, options to purchase 571,084 shares of Common Stock, at a weighted average exercise price of $4.00 per share, were outstanding under the Accelerated Plan and 106,684 of such options were exercisable.

     1987 Employee Stock Option Plan

      Deltek's 1987 Employee Stock Option Plan (the "1987 Option Plan") was adopted by the Company's Board and approved by its shareholders in December 1987. A total of 900,000 shares of Common Stock originally were reserved for issuance under the 1987 Option Plan. In December 1996, the Company's Board reduced the number shares of Common Stock reserved for issuance under the 1987 Option Plan to 388,500, the number of shares of Common Stock issuable upon the exercise of options outstanding as of September 30, 1996. The 1987 Option Plan provides for grants of nonstatutory options to key employees of the Company. The 1987 Option Plan was discontinued at the time of the adoption of the 1996 Option Plan, and no additional options will be granted under the 1987 Option Plan. Options previously granted under the 1987 Option Plan will continue to be governed by the terms of the 1987 Option Plan, which will be administered by the Board.

      The exercise price of options granted under the 1987 Option Plan is based on the book value of the Common Stock at the end of the fiscal year immediately prior to the year in which the option is granted, as reflected in the Company's audited financial statements, reduced by any dividend declared by the Company with respect to the previous fiscal year. The term of options granted under the 1987 Option Plan is ten years, subject to certain exceptions. Generally, options granted under the 1987 Option Plan become exercisable pursuant to a five-year vesting schedule provided the optionee remains employed full time by the Company and are subject to a right of repurchase by the Company upon the termination of the optionee's employment.

      As of December 31, 1997, options to purchase 217,400 shares of Common Stock, at a weighted average exercise price of $0.40 per share, were outstanding under the 1987 Option Plan. Options to purchase 156,200 shares were fully vested as of December 31, 1997. Assuming all of the optionees remain continually employed by the Company, the remaining unvested options will become fully vested by December 31, 1998.

     1996 Employee Stock Purchase Plan

      Deltek's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Company's Board in November 1996 and approved by its shareholders in December 1996. A total of 400,000 shares of Common Stock are reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Code, will be administered by the Board or a committee thereof. Employees (including officers and employee directors of the Company) are eligible to participate in the Purchase Plan if they are customarily employed for more than 20 hours per week five months per year. The Purchase Plan will be implemented during sequential six-month offering periods. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Common Stock on the first day of the offering period or the last day of the offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of a participant's employment with the Company. In addition, participants may not purchase shares of Common Stock having a value (measured at the beginning of the offering period) greater than $25,000 in any calendar year.

      As of December 31, 1997, 29,195 shares of Common Stock have been issued under the Purchase Plan.

     Performance Graph




                                    [GRAPH]





Assumes initial investment of $100


* Total Return assumes reinvestment of dividends
Note: Total Returns based on market capitalization



                                        February 1997            December 1997
                                        -------------            -------------
Deltek Sytems                              100.00                   143.75
S&P Smallcap 600                           100.00                   123.53
Peer Group                                 100.00                    90.47

      The above graph assumes a $100 investment on February 20, 1997 and reinvestment of all dividends, in the Company's Common Stock, the S&P 600 Index, and a composite peer group consisting of the following companies: Aspen Technology, Inc., Dataworks Corp., J.D. Edwards & Co., HNC Software Inc., Infinium Software, Inc., JDA Software Group, Inc., Lightbridge, Inc., Manugistics Group, Inc., Pegasus Systems, Inc., Project Software & Development, Inc., Remedy Corp., Scopus Technology, Inc., Symix Systems, Inc., and The Vantive Corp.

CERTAIN TRANSACTIONS

      From 1987 until February 25, 1997 (the "Termination Date"), Deltek elected to be treated for federal and certain state income tax purposes as an S Corporation under Subchapter S of the Internal Revenue Code of 1986. As a result, the Company's earnings for prior tax years and through February 24, 1996 were taxed, with certain exceptions, for federal and certain state income tax purposes directly to Deltek's shareholders. Prior to its initial public offering, Deltek and its pre-IPO shareholders entered into a Tax Indemnification Agreement, which generally provides that those shareholders will be responsible for any federal and certain state income taxes imposed upon the Company for all taxable periods ending prior to the Termination Date and that the Company will be responsible for all federal and state income taxes arising on or after the Termination Date. All executive officers and directors (other than Messrs. Gregg, Oyer and Stein who were not shareholders prior to the initial public offering) executed the Tax Indemnification Agreement.

      Robert E. Gregg, a director of the Company, is a shareholder in Hazel & Thomas, P.C., a law firm that the Company has retained. The legal fees paid to Hazel & Thomas by the Company did not exceed 5% of Hazel & Thomas' gross revenues during the firm's last full fiscal year.

      The Company has entered into indemnification agreements with its executive officers and directors setting forth certain procedures and other conditions applicable for claims for indemnification pursuant to the Company's articles of incorporation and agreeing, subject to certain limitations, to obtain and maintain directors' and officers' liability insurance coverage for its directors and officers.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      During its fiscal year ended December 31, 1997, the Company's decisions on executive officer compensation were made in an effort to attract and retain highly qualified personnel and to recognize individual performance through the use of incentives, including equity-based incentives, that reward the creation of shareholder value and the achievement of key Company objectives.

EXECUTIVE COMPENSATION POLICY

      The executive compensation policy of the Compensation Committee is to offer compensation to its executive officers in such forms and at such levels that will attract, retain, and motivate the management talent that is necessary for the Company's continued success, and to create incentives for executive officers to continuously improve the Company's financial performance, customer satisfaction, and shareholder value.

      To implement this policy, the Compensation Committee believes that the compensation of the Company's executive officers should be competitive in relation to similar software companies and closely related to both personal and Company performance. The Compensation Committee also believes that compensation should include components such as stock options designed to align the interests of executive officers and shareholders.

      As part of its executive compensation policy, the Compensation Committee will review executive compensation, including that of its Chief Executive Officer, in light of its relationship to corporate performance. The Compensation Committee will consider measures of corporate performance including software sales, earnings per share, and the trading price of the Company's Common Stock.

ROLE OF THE COMPENSATION COMMITTEE

      Historically, the Company's Chairman, Donald deLaski, and President, Kenneth E. deLaski, have adjusted the compensation of the Company's senior management in May of each year (the month in which the Company was founded). For 1997, under authority given by the Board of Directors at its 1997 annual meeting, the Chairman and President adjusted the salaries of certain officers of the Company, and recommended adjustments to the salaries of Kenneth E. deLaski, President (an increase), and Donald deLaski, Chairman (a decrease). The reduction of Donald deLaski's salary was made to reflect his reduced active involvement in the Company's management, and his salary may again be reevaluated to take into account his future level of involvement.

      Acting for the first time in June 1997 after its establishment shortly after the Company's initial public offering, the Compensation Committee considered the foregoing salary changes as made and recommended by the Chairman and President, taking into account the Company's interest in attracting, retaining, and motivating the management and technological talent that is crucial to the Company's success, as well as the performance of the Company and the personal performance of each of the foregoing officers and key employees, and found that the salary adjustments were reasonable and appropriate. The Compensation Committee therefore recommended that the Board of Directors ratify, confirm and approve the foregoing salary adjustments.

      With the Compensation Committee established and its executive compensation policy in place, future executive compensation decisions will be reviewed by the Compensation Committee prior to implementation to determine whether or not they are consistent with its policy, and the Committee will make recommendations to the Board of Directors accordingly.

                                                The Compensation Committee:

                                                Darrell J. Oyer
                                                Charles W. Stein

                                  PROPOSAL 2
                 TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP
                    AS THE COMPANY'S INDEPENDENT AUDITORS
                         FOR ITS CURRENT FISCAL YEAR

      Subject to ratification by the shareholders, the Board has reappointed Arthur Andersen LLP as independent accountants to audit the consolidated financial statements of the Company for its fiscal year ending 1998. The Board recommends a vote in favor of ratification of the reappointment of Arthur Andersen.

      Arthur Andersen LLP has served as the Company's independent accountants to audit the financial statements of the Company for the past 10 years. Representatives from Arthur Andersen LLP are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      The ratification of independent accountants is not a matter required to be submitted to a vote of the shareholders, but is being submitted because of the Company's general policy of submitting the appointment of independent accountants to shareholder ratification. The Company believes this policy may provide the auditors with a greater degree of independence from management. In the event of a negative vote by the shareholders, the Board would reconsider the reappointment of Arthur Andersen LLP.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table contains information, to the best of the Company's knowledge, regarding the beneficial ownership of the Company's common stock by each beneficial owner of more than 5% of the Company's common stock, as of the Record Date:

                  Name and Address of               Amount and Nature of
Title of Class    Beneficial Owner                  Beneficial Ownership (1)  Percent of Class
--------------    ----------------                  ------------------------  ----------------

Common Stock      Kenneth deLaski                          5,094,500(2)               29.70
                  c/o Deltek Systems, Inc.
                  8280 Greensboro Drive
                  McLean, VA 22102

Common Stock      Donald deLaski                           4,607,800                  26.86
                  c/o Deltek Systems, Inc.
                  8280 Greensboro Drive
                  McLean, VA 22102

Common Stock      Onae Trust, R.A. Jacobs, Trustee           950,000                   5.54
                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, NY 10005-1413

--------------

(1) Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and sole investment power with respect to the shares beneficially owned by them, subject to community property laws where applicable.

(2) Includes 962,500 shares owned by Mr. deLaski's spouse and 34,500 shares owned by various trusts for which Mr. deLaski and his spouse serve as trustees.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table contains information regarding the beneficial ownership of the Company's Common Stock by each of the Company's Named Executive Officers, directors and director nominee and executive officers and directors as a group, as of the Record Date:

                  Name of                  Amount and Nature of
Title of Class    Beneficial Owner         Beneficial Ownership (1)   Percent of Class
--------------    ----------------         ------------------------   ----------------

Common Stock      Kenneth deLaski                   5,094,500(2)              29.70

Common Stock      Donald deLaski                    4,607,800                 26.86

Common Stock      Eric F. Brown                       432,200(3)               2.52

Common Stock      Alan R. Stewart                      16,222(4)                 *

Common Stock      Robert E. Gregg                       2,000(5)                 *

Common Stock      Darrell J. Oyer                       4,519(5)(6)              *

Common Stock      Charles W. Stein                      5,350(5)                 *

Common Stock      All directors, director          10,162,591                 59.19
                  nominee and executive
                  officers as a group
                  (7 persons)

------------

*Represents less than one percent.

(1) Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and sole investment power with respect to the shares beneficially owned by them, subject to community property laws where applicable.

(2) Includes 962,500 shares owned by Mr. deLaski's spouse and 34,500 shares owned by various trusts for which Mr. deLaski and his spouse serve as trustees.

(3) Includes 6,000 shares issuable upon exercise of vested options and excludes 24,000 shares issuable upon exercise of unvested options.

(4) Includes 3,800 shares issuable upon exercise of vested options and excludes 18,400 shares issuable upon exercise of unvested options.

(5) Includes 2,000 shares issuable upon exercise of vested options and excludes 6,000 shares issuable upon exercise of unvested options.

(6) Includes 319 shares owned by Mr. Oyer's spouse. Mr. Oyer's shares are held in a pension trust for which he serves as trustee.

THE COMPANY'S BYLAWS ARE INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S BYLAWS WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST, BY FIRST CLASS MAIL OR EQUALLY PROMPT MEANS. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE, 8280 GREENSBORO DRIVE, MCLEAN, VA 22102, (703) 734-8606.

PUBLICATIONS OF INTEREST TO DELTEK SHAREHOLDERS ARE AVAILABLE, FREE OF CHARGE. THESE INCLUDE ANNUAL AND QUARTERLY REPORTS TO SHAREHOLDERS, AS WELL AS OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS MATERIAL MAY BE OBTAINED BY WRITTEN REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT SENT TO THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

                                   Detach Here
--------------------------------------------------------------------------------

                             DELTEK SYSTEMS, INC.

                       1998 ANNUAL SHAREHOLDERS MEETING
                           RESERVATION REQUEST FORM


Complete the following information and return it to Corporate Secretary, Deltek Systems, Inc., 8280 Greensboro Drive, McLean, VA 22102, for admission to the 1998 Annual Shareholders Meeting of Deltek Systems, Inc.

      Shareholder's Name and Address:
                                     --------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      Number of Shares of Deltek
      Common Stock held:
                        ----------------------------------------------------

      If the shares listed above are not registered in your name, identify the name of the shareholder of record below and bring with you to the annual meeting evidence that you beneficially own the shares.

      Shareholder of Record:
                            -------------------------------------------------


                           THIS IS NOT A PROXY CARD

DELTEK SYSTEMS, INC.                                                     PROXY

                      ANNUAL MEETING OF SHAREHOLDERS OF
                             DELTEK SYSTEMS, INC.
                               ON MAY 28, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Kenneth E. deLaski and Donald deLaski and each of them, proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders of Deltek Systems, Inc., a Virginia corporation (the "Company"), to be held on May 28, 1998 at 10:00 a.m. at the McLean Hilton, 7920 Jones Branch Drive, McLean, Virginia, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, upon such other business as may properly come before the meeting.

1. TO ELECT ONE CLASS I DIRECTOR TO SERVE FOR THREE YEARS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND SHALL QUALIFY.

      NOMINEE: Charles W. Stein

               FOR      WITHHELD
               [ ]        [ ]


2. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR ITS CURRENT FISCAL YEAR.

                  [ ]FOR  [ ]AGAINST    [ ]ABSTAIN

THE SHARES REPRESENTED BY ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. THE SHARES REPRESENTED BY A PROXY WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.


PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.



Signature:                Date:         Signature:                Date:
          ---------------      --------           ---------------      --------